EXHIBIT 10.53

               THIRTEENTH AMENDMENT AND FORBEARANCE AGREEMENT

          THIRTEENTH AMENDMENT AND FORBEARANCE AGREEMENT, dated as of June 1, 1998 (this "Amendment"), with respect to the Revolving Credit, Factoring and Security Agreement, dated as of September 20, 1993, as amended by letter agreement Re: Amendment to Credit Agreement with respect to the Mississippi Property, dated June 14, 1994 (the "First Amendment") and by letter agreement Re: Amendment to Credit Agreement with respect to Additional Guarantors, dated August 24, 1994 (the "Second Amendment"), and by the Third Amendment to Credit Agreement, dated as of February 28, 1995 (the "Third Amendment"), and by the Fourth Amendment to Credit Agreement, dated as of March 1, 1995 (the "Fourth Amendment"), and by the Fifth Amendment to Credit Agreement, dated as of June 28, 1995 (the "Fifth Amendment"), and by the Sixth Amendment to Credit Agreement, dated as of August 15, 1995 (the "Sixth Amendment"), and by the Seventh Amendment to Credit Agreement, dated as of March 27, 1996 (the "Seventh Amendment"), and by the Eighth Amendment to Credit Agreement, dated as of June 1, 1996 (the "Eighth Amendment"), and by the Ninth Amendment to Credit Agreement, dated as of August 16, 1996 (the "Ninth Amendment"), and by the Tenth Amendment to Credit Agreement, dated as of February 20, 1997 (the "Tenth Amendment"), and by the Eleventh Amendment to Credit Agreement, dated as of August 8, 1997 (the "Eleventh Amendment"), and by the Twelfth Amendment and Forbearance Agreement, dated as of March 2, 1998 (the "Twelfth Amendment") (as so amended, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between THE CIT GROUP/COMMERCIAL SERVICES, INC. ("Lender") and SALANT CORPORATION ("Borrower").

                            W I T N E S S E T H:

          WHEREAS, Lender and Borrower are parties to the Credit Agreement;

          WHEREAS, an Event of Default (sometimes referred to herein as the Payment Default, as defined below) has occurred and is continuing under the Credit Agreement;

          WHEREAS, pursuant to the Twelfth Amendment and subject to the terms and conditions thereof, Lender agreed to forbear through July 1, 1998 from exercising any of its right and remedies with respect to the Payment Default;

          WHEREAS, Borrower has requested that Lender (a) continue such forbearance with respect to the Payment Default, (b) agree to continue making loans, advances and other financial accommodations to Borrower all on and subject to the terms and conditions set forth in the Credit Agreement, as amended by this Amendment, and (c) amend certain provisions of the Credit Agreement; and

          WHEREAS, Lender is willing to agree to the foregoing requests of Borrower upon the terms and subject to the conditions set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree, effective as of the Effective Date, as defined below, as follows:

          1. Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.

          2. Event of Default. Borrower acknowledges and confirms that an Event of Default occurred and is continuing by reason of Borrower's election not to pay the interest which was due and payable on March 2, 1998 on the New Public Secured Notes, exclusive of any grace period provided with respect thereto in the New Public Secured Notes or in the New Public Secured Notes Indenture (the "Payment Default") in contemplation of the Restructuring (as defined in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Borrower filed with the Securities and Exchange Commission on May 26, 1998).

          3. Forbearance. In response to Borrower's request for Lender to continue to forbear with respect to the Payment Default which is continuing, Lender agrees, subject to the terms and conditions set forth below, (a) to continue to forbear from exercising any of its rights and remedies arising from the Payment Default or from an Event of Default arising from the failure of Borrower to make the scheduled payment of interest due and payable under the New Public Secured Notes on August 31, 1998 ("Additional Payment Default") (whether such rights and remedies arise under the Credit Agreement, any other Financing Agreement or applicable law) for the purpose of collecting any of the Obligations, and (b) to continue making loans, advances and other financial accommodations to Borrower, all on and subject to the terms and conditions set forth in the Credit Agreement, as amended by this Amendment. Such forbearance shall terminate on November 30, 1998, or earlier upon the happening of:

                    (i) the occurrence of any Event of Default other than the Payment Default, Additional Payment Default or any Case Event of Default (as defined below); or

                    (ii) the exercise of any right or remedy with respect to any of the Collateral by any holder of any New Public Secured Note or by the Trustee under the New Public Secured Notes Indenture; or

                    (iii) the payment of any interest on the New Public Secured Notes in respect of which the Payment Default arose, the Additional Payment Default will arise, or otherwise; or

                    (iv) the occurrence of an Agreement Termination Event under and as defined in the letter agreement dated March 2, 1998 (the "Magten Letter Agreement") among Borrower, Apollo Apparel Partners, L.P. and Magten Asset Management Corp. ("Magten") attached to the Twelfth Amendment as part of Exhibit A thereto, other than the occurrence of an Agreement Termination Event under
          Section 4(g) of the Magten Letter Agreement.

          4. Amendment to Section 1. Section 1 of the Credit Agreement is hereby amended as follows:

                    (a) Section 1.5A of the Credit Agreement is amended and restated in its entirety to read as follows:

               "1.5A 'Applicable Margin' shall mean (a)(i) in the case of Prime Rate Loans, one-quarter (.25%) percent, and (ii) in the case of Eurodollar Loans, two and one-quarter (2.25%) percent, and (b) from after the occurrence of (i) a declaration by Lender of any Event of Default (so long as such Event of Default is continuing and unwaived), other than the Payment Default, Additional Payment Default or a Case Event of Default, or (ii) termination of this Agreement, the amount described in clause (a)(i) and clause
               (a)(ii) of this definition plus one (1%) percent."

                    (b) Sections 1.21A, 1.26A, 1.46A and 1.46B of the Credit Agreement are hereby deleted in their entirety.

                    (c) The following defined terms are hereby added to
          Section 1 of the Credit Agreement:

               "'Additional Payment Default' shall mean the Event of Default arising as a result of the failure of Borrower to make the scheduled payment of interest due and payable under the New Public Secured Notes on August 31, 1998."

               "'Case' shall mean any case commenced by Borrower under chapter 11 of the Bankruptcy Code in order to effectuate the plan of reorganization attached to the Registration Statement.

               "'Case Event of Default' shall mean any Event of Default arising solely by reason of the commencement or continuation of the Case, provided that the Financing Order has been entered and has not been reversed, modified, amended or stayed, unless otherwise agreed to by Lender."

               "'Financing Order' shall have the meaning ascribed to such term in Section 7.25 hereof."

               "'Payment Default' shall mean the Event of Default arising from the failure to make the scheduled payment of interest which was due and payable under the New Public Secured Notes on March 2, 1998."

               "'Registration Statement' shall mean Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Borrower filed with the Securities and Exchange Commission on May 26, 1998."

               "'Thirteenth Amendment' shall mean the Thirteenth Amendment and Forbearance Agreement, dated as of June 1, 1998, executed between Lender and Borrower."

          5. Amendment of Section 3.1(a)(iii). Section 3.1(a)(iii) of the Credit Agreement is amended in its entirety to read as follows:

               "(iii) Sixty percent (60%) of the value of Eligible Inventory, provided, however, that solely for, and at all times during the period from the Effective Date of, and as defined in, the Thirteenth Amendment through and including September 20, 1998, such advance rate shall be sixty-five percent (65%) of the value of Eligible Inventory."

          6. Amendment of Section 3.1(e). Section 3.1(e) of the Credit Agreement is amended in its entirety to read as follows:

               "(e) Notwithstanding anything to the contrary contained in this Agreement or in any of the other Financing Agreements, during the period from June 1, 1998 through November 30, 1998, at the request of Borrower, Lender may, in its sole discretion, subject to the Maximum Credit, make Revolving Loans and Letter of Credit Accommodations to Borrower in excess of the aggregate amount available under the Advance Formulas repayable on demand."

          7. Amendment of Schedule 3.2(e). Schedule 3.2(e) to the Credit Agreement is hereby amended by deleting "2% P.A." set forth under the heading "STANDBY L/C" on said Schedule 3.2(e) and substituting "1% P.A." therefor.


          8. Amendment of Section 3.6(i). Section 3.6(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                         "[Intentionally Deleted]"

          9. Addition of Section 3.6A. The Credit Agreement is hereby amended by adding thereto a new Section 3.6A as follows:

               "3.6A Termination of Factoring Arrangements for Accounts Arising on and after the Effective Date of the Thirteenth Amendment. Notwithstanding anything to the contrary contained in this Agreement, no Accounts arising on and after the Effective Date of, and as defined in, the Thirteenth Amendment shall be factored, provided, that any and all Factored Accounts existing on said Effective Date shall remain Factored Accounts and subject to all provisions of this Agreement applicable thereto."

          10. Section 3 of the Credit Agreement is hereby amended to add the following section at the end thereof:

               "3.13. Debtor-in-Possession Financing. Notwithstanding anything contained herein or in any other Financing Agreement to the contrary, if the Borrower commences the Case, subject to the entry and the terms and conditions of the Financing Order (which shall not have been reversed, modified, amended or stayed, unless otherwise agreed to by Lender), this Agreement shall remain in full force and effect upon the commencement of and during the continuation of the Case (subject to earlier termination as provided for in this Agreement) and Lender will continue to make loans, advances and other financial accommodations to the Borrower during the Case on the same terms and conditions as set forth herein. Without limiting the foregoing, Lender shall not be entitled to receive any commitment, closing, or facility fees in respect of the provision of such loans, advances and other financial accommodations provided to Borrower during the Case."

          11. Amendment of Section 7.22. Section 7.22 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               "7.22 'Maximum Net Loss'. If on the last day of June, July or August 1998, the Borrower fails to maintain Excess Availability of at least an amount equal to five percent (5%) of the value of Eligible Inventory, then the aggregate cumulative net loss (exclusive of costs and expenses of Borrower incurred in connection with the negotiation, execution and performance of the Twelfth Amendment, the Thirteenth Amendment and the negotiation, execution and consummation of the transactions contemplated by the letter agreement dated March 2, 1998 among Borrower, Apollo Apparel Partners, L.P. and Magten Asset Management Corp.) incurred by Borrower during its 1998 fiscal year through the end of any such month on which the Borrower so fails to maintain at least such amount of Excess Availability shall not exceed $8,850,000."

          12. Section 7 of the Credit Agreement is hereby amended to add the following section at the end thereof:

               "7.25 Financing Order. Immediately upon commencement of the Case, Borrower and Lender shall jointly file with the Bankruptcy Court an application for authority for Lender to extend post-petition financing to the Borrower on the same terms and conditions as set forth herein pursuant to an order of the Bankruptcy Court (the "Financing Order") in form and substance reasonably acceptable to Lender containing the provisions set forth in Annex I to the Thirteenth Amendment and Forbearance Agreement, dated as of June 1, 1998, executed between Borrower and Lender. Borrower agrees to request a hearing in respect of the relief to be provided by the Financing Order immediately upon the filing of the application in respect thereof and agrees to support vigorously and in good faith such application and the entry of the Financing Order. So long as no Event of Default (other than a Payment Default, an Additional Payment Default or a Case Event of Default) has occurred and is continuing, Lender agrees to support vigorously and in good faith such application and the entry of the Financing Order."

          13. Amendment of Section 7.17. Section 7.17 of the Credit Agreement is hereby amended to add the following subsection at the end thereof:

               "(e) Borrower will deliver to Lender on or before September 11, 1998 a business plan for the balance of Borrower's 1998 fiscal year, in form and substance reasonably satisfactory to Lender."

          14. Amendment of Section 8.1. (a) Section 8.1 of the Credit Agreement is hereby amended to add the following proviso after the word "hereunder" in the second line thereof: "provided, however, that no Event of Default shall be deemed to have occurred solely as a result of the occurrence and continuation of a Case Event of Default".

                    (b) Section 8.1(n) is amended by adding the phrase ", other than any such event giving rise to a Case Event of Default" at the end of such section.

                    (c) Section 8.1(o) is amended by adding the phrase ", other than any such event giving rise to a Case Event of Default" at the end of clause (i) thereof.

                    (d) Section 8.1(p)(i) is amended by adding the phrase "(other than if such involuntary case is converted to a voluntary case in respect of the Case and provided that the Financing Order has been entered and has not been reversed, modified, amended or stayed, unless otherwise agreed to by Lender)" immediately following the phrase "in effect for 60 days".

                    (e) Section 8.1(q) is amended by adding the phrase "(other than if such involuntary case is converted to a voluntary case in respect of the Case and provided that the Financing Order has been entered and has not been reversed, modified, amended or stayed, unless otherwise agreed to by Lender)" immediately following the phrase "a petition for relief under the Bankruptcy Code".

          15. Additional Events of Default. Section 8.1 of the Credit Agreement is hereby amended by deleting the period at the end of Section 8.1(t) and substituting a semicolon followed by the word "or" therefor and by adding the following Sections 8.1(u) and 8.1(v) as follows:

               "(u) Violation of Financing Order. Any violation of the Financing Order (other than as a result of a modification thereof as approved by the Bankruptcy Court, which modification, if initiated or supported by Borrower, shall have been approved by Lender) occurs during the pendency of the Case; or

               "(v) Case Status. The Case, if commenced, is converted to a proceeding under chapter 7 of the Bankruptcy Code, or is terminated or dismissed prior to the consummation of the transactions contemplated by the Restructuring (as defined in the Registration Statement), or confirmation of a plan of reorganization other than the proposed plan of reorganization attached to the Registration Statement."

          16. Amendment to Sections 4.13, 6.18(b), 7.5(c), 7.7, 7.13(b),
7.14, 7.16, 7.17(a), 8.2, 9.1(c), 9.2, 9.5, 10.1(c), 10.1(d) and 10.2.
Sections 4.13, 6.18(b), 7.5(c), 7.7, 7.13(b), 7.14, 7.16, 7.17(a), 8.2,
9.1(c), 9.2, 9.5, 10.1(c), 10.1(d) and 10.2 are hereby amended to add the phrase "(other than a Case Event of Default)" immediately after the phrase "Event of Default" and the phrase "Events of Default" in each place that each such phrase appears in such sections.

          17. Amendment to Section 10.1(a). Section 10.1(a) of the Credit Agreement is amended in its entirety to read as follows:

          "10.1  Term.

                      (a) This Agreement and the other Financing Agreements shall become effective as of the date hereof and shall continue in full force and effect for a term ending on the earlier to occur of (i) November 30, 1998 and (ii) the consummation of the transactions contemplated by the Restructuring (as defined in the Registration Statement), unless sooner terminated pursuant to the terms hereof."

          18. Representations and Warranties. Borrower hereby represents and warrants to Lender that the representations and warranties set forth in
Section 6 of the Credit Agreement are true on and as of the date hereof as if made on and as of the date hereof after giving effect to this Amendment, except to the extent any such representation or warranty expressly relates to a prior date, and breach of any of the representations and warranties made in this paragraph 18 shall constitute an Event of Default under
Section 8.1(b) or 8.1(c) of the Credit Agreement, as applicable. Borrower further represents and warrants that, after giving effect to this Amendment, other than the Payment Default, no Event of Default or event which, with the lapse of time or the giving of notice or both, would become an Event of Default has occurred and is continuing.

          19. Effectiveness. This Amendment shall become effective on the date (the "Effective Date") Lender shall have received each of the following:

               (a) The written acceptance by Borrower on terms satisfactory to Lender and delivery to Lender as of June 1, 1998 of Lender's commitment to Borrower to provide Borrower with a $140,000,000 credit facility in the form attached hereto as Exhibit A (it being agreed that such acceptance and delivery shall satisfy the condition set forth in subparagraph (ii) of Section 3 of the Twelfth Amendment).

               (b) An amendment to the Magten Letter Agreement (the "Magten Amendment"), in form and substance satisfactory to Lender, duly executed by the parties to the Magten Letter Agreement, pursuant to which (i) subparagraph
                    (d) of Section 2 of the Magten Letter Agreement shall have been amended to provide that, promptly following August 31, 1998, Magten shall cause to be provided written instructions to the trustee (the "Indenture Trustee") under Section 6.05 of the New Public Secured Notes Indenture directing the Indenture Trustee to forbear during the term of the Magten Letter Agreement from taking any action in connection with the failure by Salant to make the scheduled interest payment due and payable under the New Public Secured Notes on August 31, 1998, including, without limitation, the exercise of any of the Indenture Trustee's rights under the New Public Secured Notes Indenture arising by virtue of any such failure, (ii) subparagraphs (a) and
                    (c) of Section 4 of the Magten Letter Agreement shall have been amended by changing the date of July 31, 1998 therein to a date no earlier than November 30, 1998 and subparagraph (b) of Section 4 of the Magten Letter shall have been amended by changing the date June 15, 1998 therein to a date no earlier than July 15, 1998, and (iii) Section 4 of the Magten Letter Agreement shall have been amended to replace the proviso at the end of Section 4(g) thereof with the following:

                             "provided, that, an Agreement Termination
                             Event arising pursuant to this Section 4(g) shall apply only to, and shall result in the termination of Magten's obligations hereunder solely with respect to, those Senior Notes as to which Magten's engagement has been terminated or as to which such a disposal direction has been issued and further, provided, that such Agreement Termination Event shall have no effect whatsoever on any of Magten's other obligations hereunder."

               (c) The written consent of all Participants to the execution and delivery of this Amendment by Lender.

               (d) Counterparts of this Amendment, duly executed and delivered by Borrower and Lender.

               (e) A duly executed copy of the Consent of Guarantors substantially in the form of Exhibit B hereto.

          20. Effect of this Agreement. This Amendment shall not constitute a waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of Borrower that would require consent of Lender. Except as expressly amended herein, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall constitute a waiver of the Payment Default or of Additional Payment Default or limit, impair or affect any of Lender's rights and remedies with respect thereto (subject, however, to the terms of the forbearance provided for in paragraph 3 of this Amendment), all of which Borrower acknowledges and agrees have been heretofore and are hereby further expressly reserved by Lender.

          21. Counterparts. This Amendment may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          22. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                    THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                    By: /s/ Charles M. Carbone
                                        -----------------------------
                                    Title: Vice President

                             SALANT CORPORATION

                                    By: /s/ Todd Kahn
                                        -----------------------------

                                    Title: EVP & General Counsel


                                 EXHIBIT A

                         FORM OF COMMITMENT LETTER


                                 EXHIBIT B

                           CONSENT OF GUARANTORS

          Each of the undersigned, CLANTEXPORT, INC., DENTON MILLS, INC., FROST BROS. ENTERPRISES, INC., SLT SOURCING, INC., each a Guarantor under its respective Guarantee, each dated as of September 20, 1993, and SALANT CANADA INC. and J.J. FARMER CLOTHING INC., each a guarantor under its respective Guaranty (Unlimited Liability), each dated as of September 20, 1994 (individually, in the case of each of the foregoing Guarantors, its "Guarantee"), made in favor of The CIT Group/Commercial Services, Inc. ("Lender"), pursuant to the Credit Agreement as defined in the Thirteenth Amendment and Forbearance Agreement, dated as of June 1, 1998 between Lender and Salant Corporation (the "Amendment"), to which this Consent is attached, hereby consents to the Amendment and the matters contemplated thereby, and hereby confirms and agrees that its Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in its Guarantee to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment.

          IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed and delivered by its authorized officer this 4th day of June, 1998.

CLANTEXPORT, INC.                           FROST BROS. ENTERPRISES, INC.

By: /s/ Todd Kahn                           By: /s/ Todd Kahn
    ----------------------                      -----------------------------

Title: EVP & General Counsel                Title: EVP & General Counsel

DENTON MILLS, INC.                          SLT SOURCING, INC.

By: /s/ Todd Kahn                           By: /s/ Todd Kahn
    ----------------------                      -----------------------------

Title: EVP & General Counsel                Title: EVP & General Counsel

VERA LICENSING, INC.                        SALANT CANADA INC.

By: /s/ Todd Kahn                           By: /s/ Todd Kahn
    ----------------------                      -----------------------------

Title: EVP & General Counsel                Title: EVP & General Counsel

J.J. FARMER CLOTHING, INC.

By: /s/ Todd Kahn
    ----------------------

Title: EVP & General Counsel


                                  Annex I

                                     to

                            Thirteenth Amendment

                                    and

                           Forbearance Agreement

          The Financing Order shall provide, among other things, for the following: (i) the payment to Lender of all of principal, interest, fees, and other Obligations owed under the Credit Agreement at the time of commencement of the Case ("Pre-Petition Obligations"); (ii) approval of Borrower's application to borrow from Lender on the same terms and conditions set forth in the Credit Agreement; (iii) the grant of first priority liens (subject to permitted liens under the Credit Agreement) to Lender on the Collateral and on all assets and properties of Borrower, as debtor and debtor-in-possession, acquired or arising during the pendency of the Case, as security for all Pre-Petition Obligations and all Obligations to Lender arising during the pendency of the Case, and the enforceability and automatic perfection of such liens; (iv) appropriate findings to ensure that the benefits and protections of Section 364(e) of the Bankruptcy Code would be available to Lender if an appeal of the Order is taken; and (v) the provision of a super-priority administrative claim to Lender pursuant to Section 364(c)(1) in the amount of any post-petition advances.